EX. 8(c)

VIA FEDERAL EXPRESS
-------------------

Sharon Baker Morin, Esq.
State Street Bank and Trust Company
1776 Heritage Drive
North Quincy, Massachusetts  02171-2197

Dear Sharon:

         Pursuant to section 17 of the custody contract between State Street Bank and Trust Company ("State Street") and Income Managers Trust dated as of July 2, 1993, we request that Neuberger & Berman New York Insured Intermediate Portfolio ("NY Insured") be added as a Portfolio governed by that custody contract. The addition of NY Insured is effective as of January 24, 1994. Please indicate State Street's acceptance of this request by having a duly authorized officer of State Street sign in the space indicated below.

                                                     Sincerely,

                                                     Income Managers Trust


                                                     /s/ STANLEY EGENER
                                                     -----------------------
                                                     Stanley Egener,
                                                     Chief Executive Officer


Accepted by State Street
Bank and Trust Company


/s/ RONALD E. LOGUE
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Name

EXECUTIVE VICE PRESIDENT
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Title